Exhibit 99.1
Ovid Therapeutics Reports Business Updates and First Quarter 2024 Financial Results
•Takeda has completed two Phase 3 trials studying soticlestat as a treatment for Lennox-Gastaut syndrome and Dravet syndrome; topline data are anticipated in Takeda's H1 2024 fiscal year

•A Phase 1, double-blind, multiple-ascending dose trial evaluating OV888 (GV101) is complete; topline safety data are expected in H1 2024

•Ovid expects to initiate a Phase 2 clinical program studying OV888 (GV101) in cerebral cavernous malformations in H2 2024

•Cash, cash equivalents and marketable securities were $90.3 million as of March 31, 2024; this capital is expected to support operations into H1 2026

NEW YORK, May 14, 2024 -- Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to meaningfully improving the lives of people affected by rare epilepsies and brain conditions, today reported business updates and financial results for the first quarter ended March 31, 2024.

"This is an exhilarating period for Ovid. Our innovative programs are progressing through clinical trials and moving closer to addressing the significant unmet needs of individuals with developmental and epileptic encephalopathies," stated Jeremy Levin, D.Phil, MB BChir., Chairman and CEO of Ovid Therapeutics. "Takeda has recently completed two critical Phase 3 studies of soticlestat for Dravet syndrome and Lennox-Gastaut syndrome, and we are eagerly anticipating the outcomes as soticlestat could herald a new class of anti-seizure medication. Our license agreement with Takeda provides us with significant potential near- and longer-term financial resources."

"Furthermore, our collaboration with Graviton Bioscience has proven to be highly fruitful. We are on the brink of receiving the Phase 1 findings for our ROCK2 inhibition program and are planning to launch our Phase 2 study later this year, targeting cerebral cavernous malformations," Dr. Levin continued.

Pipeline Updates

Ovid pipeline programs are advancing on track. Multiple data and regulatory milestones are expected before year-end. These include:

•Soticlestat: Takeda has completed two pivotal Phase 3 trials studying soticlestat as a treatment for Lennox Gastaut syndrome (LGS) and Dravet syndrome (DS). Topline data for both trials are anticipated in Takeda's H1 2024 fiscal year (which is by or before September 2024). Takeda anticipates regulatory filings for soticlestat in its fiscal year 2024 (by or before March 31, 2025).

◦2024 American Academy of Neurology (AAN) meeting: Takeda presented seven poster presentations, which were originally presented at the 2023 American Epilepsy Society meeting. These posters support soticlestat's anticipated profile and mechanism of action, as well as the unmet need that persists in LGS and DS. Highlights included:

▪Soticlestat is a potential first-in-class anti-seizure medicine with a mechanism of action that inhibits cholesterol 24 hydroxylase, reducing extra-synaptic glutamate, neuronal hyperexcitability, and seizure susceptibility.
▪Soticlestat's metabolism has been well characterized, reflecting minimal concern of drug-to-drug interactions.
▪Physiologically based pharmacokinetic models predicted that soticlestat has no clinically significant drug-to-drug interactions.

◦Financial interest: Ovid co-developed soticlestat with Takeda through the completion of Phase 2 studies and subsequently sold its rights back to Takeda. Ovid retains significant financial interest in soticlestat. If soticlestat is approved and commercialized, Ovid is eligible to receive regulatory and commercial milestone payments of up to $660 million, as well as tiered, low double-digit royalties up to 20% on global net sales from Takeda. Of these potential future payments, Ovid sold a 13% interest to Ligand Pharmaceuticals for $30 million in October 2023. Ovid retains 87% of its interest in any milestone payments and royalties. Ovid has no ongoing obligations or costs associated with the development of soticlestat.

•OV888 (GV101): Ovid and its collaborator, Graviton Bioscience, have completed a Phase 1 multiple-ascending dose (MAD) study of OV888 (GV101), with topline safety data expected in H1 2024. No serious adverse events were observed in the Phase 1 study. OV888 (GV101) is a highly selective ROCK2 inhibitor for the potential treatment of cerebral cavernous malformations (CCM) and other rare neurological conditions. Ovid and Graviton expect to initiate a Phase 2 program evaluating the safety and efficacy of OV888 in H2 2024.

•OV329: Ovid is advancing two development programs (oral and intravenous) for OV329, a next-generation GABA-aminotransferase inhibitor for the potential treatment of chronic and acute seizures. Both programs are anticipated to have milestones this year and supportive preclinical findings.

Oral formulation

◦An oral formulation of OV329 for the potential treatment of chronic seizures is being evaluated in a Phase 1 safety study, which includes surrogate biomarkers to measure target engagement and clinical efficacy. The single-ascending dose portion is complete and no safety signals were observed. The multiple-ascending dose study is ongoing and is applying magnetic resonance spectrometry and transcranial magnetic stimulation as biomarkers of efficacy. Data are expected from the Phase 1 study in late 2024, as are further preclinical data characterizing OV329's safety profile relative to vigabatrin.

Intravenous (IV) formulation

◦An IV formulation of OV329 for the potential treatment of acute seizures is on track for an anticipated IND application or an equivalent regulatory application by late 2024. Further preclinical data supporting OV329 for the treatment of status epilepticus are expected later this year.

•OV350 and portfolio of potassium chloride co-transporter 2 (KCC2) direct activators: Ovid is on track to submit an IV formulation of OV350 for an IND by year-end 2024. OV350 is the first program emerging from Ovid’s novel portfolio of KCC2 direct activators. The Company believes several of its direct activators have the potential to treat multiple diseases, including psychiatric and anticonvulsant indications, thereby enabling possible partnering and co-development opportunities.

General Corporate & Business Updates
•Financial runway: Ovid anticipates its cash runway will support operations and clinical development programs into H1 2026. During this time, Ovid anticipates several events for its current pipeline programs as well as clinical and regulatory results for soticlestat from Takeda.
•Research & development strategy: Ovid is focused on the development of novel, targeted small molecules that have the potential to be first-in-class or best-in-class neurotherapeutics. The mechanisms of action in Ovid’s pipeline programs address biological targets implicated in neuronal hyperexcitability, vascular, and inflammatory disorders in the brain. The broad therapeutic potential of these mechanisms may enable future development and partnering in a range of neurological conditions, including seizures, psychiatric conditions, neurovascular and neurodegenerative diseases.
•Business development activities: Ovid’s future business development efforts are focused on: potential collaborations to advance development opportunities for its KCC2 portfolio in non-core indications; and the exploration of commercial opportunities for some of its programs in territories outside the United States.

First Quarter 2024 Financial Results
•Cash, cash equivalents and marketable securities as of March 31, 2024 totaled $90.3 million.
•Revenue was $148,000 for the first quarter ended March 31, 2024, as compared to $66,000 in the same period in 2023. Revenues were the result of royalty and licensing agreements.
•Research and development expenses were $10.4 million for the first quarter ended March 31, 2024, compared to $6.6 million in the same period in 2023. The increase is related to advancement of Ovid's clinical pipeline as described above, including the addition of the OV888 (GV101) Phase 1 MAD program and expanded OV329 clinical development activities.
•General and administrative (G&A) expenses were $7.2 million for the first quarter ended March 31, 2024, as compared to $8.3 million for the same period in 2023, reflecting reductions of full time G&A employees made in 2023.
•Total operating expenses were $17.6 million for the first quarter ended March 31, 2024, as compared to $15.0 million for the same period last year.
•Ovid reported a net loss of $11.7 million, or basic and diluted net loss per share attributable to common stockholders of $0.17, for the first quarter of 2024, as compared to a net loss of $13.4 million, or basic and diluted net loss per share attributable to common stockholders of $0.19, for the same period in 2023.

About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company that is dedicated to meaningfully improving the lives of people affected by epilepsies and brain conditions. The Company is advancing a pipeline of novel, targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of seizures and other neurological symptoms. Ovid is developing: OV888 (GV101), a potent and highly selective ROCK2 inhibitor, for the potential treatment of lesions associated with cerebral cavernous malformations and other brain disorders; OV329, a GABA-aminotransferase inhibitor, a potential therapy for treatment-resistant seizures; and OV350, a direct activator of the KCC2 transporter, for the potential treatment of epilepsies and other psychiatric conditions. Ovid also maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Soticlestat is a cholesterol 24-hydroxylase inhibitor, which is currently in Phase 3 trials for DS and LGS. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements,” including, without limitation: statements regarding the potential use and development of OV888 (GV101), OV329, OV350 and compounds from Ovid’s library of direct activators of KCC2; the potential therapeutic opportunity of OV888 (GV101), OV329, OV350 and compounds from Ovid’s library of direct activators of KCC2; the timing of data readout of topline safety data from Ovid’s Phase 1, double-blind, multiple-ascending dose trial evaluating OV888 (GV101); the timing of initiation of Ovid’s Phase 2 clinical program studying OV888 (GV101) in CCM; the potential opportunity for soticlestat; the timing and data readout of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for DS and LGS; Ovid’s expectations regarding the duration of its cash runway and the expectation that it will support the advancement of Ovid’s pipeline and Ovid's potential future business development opportunities. You can identify forward-looking statements because they contain words such as “anticipates,” “expects,” “hope,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2024, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except share and per share data)	For The Three Months Ended March 31, 2024	For The Three Months Ended March 31, 2023
Revenue:
License and other revenue	$148	$66
Total revenue	148	66
Operating expenses:
Research and development	10,397	6,615
General and administrative	7,168	8,344
Total operating expenses	17,565	14,958
Loss from operations	(17,417)	(14,892)
Other income (expense), net	5,723	1,536
Loss before provision for income taxes	(11,694)	(13,356)
Provision for income taxes	—	—
Net loss	$(11,694)	$(13,356)
Net loss per share, basic	$(0.17)	$(0.19)
Net loss per share, diluted	$(0.17)	$(0.19)
Weighted-average common shares outstanding, basic	70,716,929	70,490,704
Weighted-average common shares outstanding, diluted	70,716,929	70,490,704
Select Condensed Consolidated Balance Sheet Data
Unaudited

(in thousands)	March 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$90,259	$105,834
Working capital(1)	84,267	98,123
Total assets	131,613	144,027
Total stockholder's equity	78,279	87,797
(1)Working capital defined as current assets less current liabilities
Contacts
Investor Relations
Garret Bonney
IR@ovidrx.com
(617) 735-6093
Media
Raquel Cabo
RCabo@ovidrx.com
(646) 647-6553